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                                                                  [Anderson, IN]




Exhibit 10.17

                           AGREEMENT FOR ASSUMPTION OF

                              GUARANTY OBLIGATIONS

                  THIS AGREEMENT FOR ASSUMPTION OF GUARANTY OBLIGATIONS (this "Agreement") is made and entered into as of March 31, 2001, by BALANCED CARE CORPORATION, a Delaware corporation ("BCC") in favor of HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Landlord"), with respect to the following:

                                    RECITALS

A. Landlord, as successor in interest to AHP of Indiana, Inc., an Indiana corporation ("AHP"), as landlord, and Assisted Care Operators of Anderson, LLC, a Delaware limited liability company ("Tenant"), as tenant, are parties to that certain Lease and Security Agreement dated as of January 30, 1998 (as amended from time to time in accordance with its terms, the "Lease"), covering certain real and personal property (collectively, the "Leased Property") located in the City of Anderson, State of Indiana, as more particularly described in the Lease.

B. Pursuant to the terms of Section 24.1 of the Lease, BCC is required to execute a guaranty of the Lease in form and substance acceptable to Landlord in the event that, among other things, a subsidiary of BCC acquires an interest in Tenant equal to or greater than fifty percent (50%).

C. Balanced Care at Anderson, Inc., a Delaware corporation ("BCC Anderson"), a wholly-owned subsidiary of BCC, has acquired all of the membership interests in Tenant.

D. Assisted Care Operators, L.L.C., a Delaware limited liability company ("ACO"), and Oakhaven Senior Living, Inc., a California corporation ("Oakhaven"), have each executed in favor of Landlord that certain Guaranty of Payment and Performance dated as of January 30, 1998 (the "Guaranty"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.

E. In order to induce Landlord to permit the assignment (as such term is used in
Section 24.1 of the Lease) of the Lease, BCC now desires to assume the obligations of "Guarantor" under the Guaranty on the terms and conditions contained herein.
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                                    AGREEMENT

                  IN CONSIDERATION OF the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Receipt of Lease. BCC hereby acknowledges that it has received a true and complete copy of the Lease.

         2. Assumption by BCC of Guaranty. BCC hereby assumes all of the obligations of "Guarantor" under the Guaranty as if BCC were a signatory thereto. BCC's obligations under the Guaranty shall be joint and several with ACO and Oakhaven, and nothing in this Agreement shall affect the obligations of ACO or Oakhaven.

         3. Governing Law. This Agreement shall be governed by and construed in accordance with the local law of the state in which the Leased Property is located.

                  IN WITNESS WHEREOF, BCC has executed this Agreement as of the day and year first above written.

                                        "BCC"

                                        BALANCED CARE CORPORATION,
                                        a Delaware corporation

                                        By:/s/Robin L. Barber
                                              Robin L. Barber
                                              Senior Vice President,
                                              Legal Counsel
                                              & Assistant Secretary


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